                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

                Delaware                                   13-3692801
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

          388 Greenwich Street
           New York, New York                                10013
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(Address of principal executive offices)                   (Zip Code)

If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General
Instruction A. (c), please check               Instruction A. (d), please check
the following box. [x]                         the following box. [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
           -------------------                 ------------------------------
 21,750,000 TIERS(R) Principal-Protected
Minimum Return Trust Certificates, Series
 S&P 2003-23 with a principal amount of
              $217,500,000
          (the "Certificates")                     American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information -- Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-23, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated July 28, 2003, which description is incorporated herein by reference.

Item 2.  Exhibits.

            1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to Registration Statement No. 333-89080 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

            2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

            3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

            4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

            5. Form of the Preliminary Prospectus Supplement dated on or about October 27, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-23, which was filed with the Securities and Exchange Commission on October 29, 2003, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

            6. The Prospectus Supplement dated December 1, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-23, which was filed with the Securities and Exchange Commission on or about December 3, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

            7. Form of TIERS(R) Asset Backed Supplement Series S&P 2003-23 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series Series 2003-23, which is attached hereto.

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          STRUCTURED PRODUCTS CORP.

Date: December 4, 2003


                                          By:    /s/ John W. Dickey
                                               -------------------------------
                                               Authorized Signatory


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